Exhibit 99.1

Flux Power Reports Fiscal Year 2024 Third Quarter Financial Results

Acceleration of Initiatives to Address Market Trends

Board of Directors Appointments Strengthen Leadership and Governance

Management to Host Conference Call Today at 4:30 p.m. Eastern Time

Vista, CA — May 9, 2024 — Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment, has reported its financial and operational results for the fiscal third quarter ended March 31, 2024.

Key Financial FY 2024 Third Quarter and Subsequent Operational Highlights and Business

($ millions)	Q3 Comparison
	Q3 2024	Q3 2023	$ Change YoY	% Change YoY
Revenue	$14.5	$15.1	$-0.6	-4%
Gross Profit	$4.4	$4.7	$-0.3	-7%
Gross Margin	30%	31%	—	-100	BPS
Adjusted EBITDA	$-1.4	$-0.7	$-0.7	-104%

CEO Commentary

“The third fiscal quarter of 2024 saw continued lumpiness from timing of deliveries of customer new forklift orders and interest rate variability,” said Flux Power CEO Ron Dutt. “An Institute for Supply Management survey this month showed manufacturing grew for the first time in 1-1/2 years in March, and although we remain confident in a recovery, we are highly focused on additional selling strategies to support our historical sales trajectory.

“Gross margin initiatives have dramatically improved margins over the last two years, and we expect continued improvement. Gross profit was down slightly during the third quarter to $4.4 million, and gross margin held steady at 30%, compared to the year ago period. With strategic supply chain and profitability improvement initiatives, lower costs and higher volume purchasing, we are targeting gross margin improvement to continue, with a longer-term goal exceeding 40%.

“As of May 6, 2024, our open order backlog was $18.5 million. Our backlog reflects longer lead times of incoming purchase orders from major OEMs to align with their schedule of new forklift deliveries and extended delivery times for certain model lines of airlines for new Ground Support Equipment (“GSE”). These extended lead times have resulted in some shipment deferrals and delays in receiving anticipated orders. Beyond our backlog of open orders, the future continues to look bright with over $100 million in high probability orders.

●	Some delays of customer orders stretch beyond current fiscal year ending June 30, 2024

○	Delays linked to forklift deferrals from higher interest rates and economic uncertainty

○	No known lost customers nor lost orders to competition

○	Delays rather than pullback from Lithium adoption by customers

●	Actions supporting targeted sales trajectory

○	New product launches of heavy-duty models addressing customer demand

○	Adding salespeople to support customer demand

○	Increasing marketing resources and initiatives

○	Launching this quarter new Private Label program for another top Forklift OEM

●	Actions supporting increasing our gross margins

○	Selected cost reductions company wide

○	Selected pricing increases reflecting our “total value add” to products/customers

●	Continued progress to expand technology and partnerships

○	Exploring fast charging technology with partner on selected product applications

○	Telemetry features for customer asset management including nationwide installation

○	Development of machine learning and AI features for product support of large fleets

○	Automation of modularizing battery cells to launch this summer

●	Key Appointments:

○	Appointed Kevin Royal, a seasoned finance and accounting executive, as Chief Financial Officer.

○	Appointed Mark Leposky, a senior-level executive and entrepreneur, to its Board of Directors as an independent director.

The backlog status is a point in time measure but in total reflects underlying pacing of orders:

Fiscal Quarter Ended	Beginning Backlog	New Orders	Shipments	Ending Backlog
December 31, 2022	$26,858,000	$20,652,000	$17,158,000	$30,352,000
March 31, 2023	$30,352,000	$9,751,000	$15,087,000	$25,016,000
June 30, 2023	$25,016,000	$19,780,000	$16,252,000	$28,544,000
September 30, 2023	$28,544,000	$8,102,000	$14,797,000	$21,849,000
December 31, 2023	$21,849,000	$26,552,000	$18,344,000	$30,057,000
March 31, 2024	$30,057,000	$4,030,000	$14,457,000	$19,630,000

CEO Commentary Continued

“Looking ahead, we are highly focused on expanding sales and marketing initiatives to secure new customer relationships and support continued migration to lithium of current customers. We are excited to add our second tier one OEM Private Label program to supplement our strong OEM relationships and approvals. We are also working with our distribution network to expand customer acquisition with direct-to-customer initiatives. We are also leveraging our position with growth-oriented projects and developing partnerships with vendors, technology partners, and opportunities to further drive growth.

“We are working to expand product lines for multiple customer segments and adjacent markets with new products and filling in gaps in energy storage offerings. Recently we introduced our new second-generation lithium-ion battery pack for Class II narrow aisle forklifts and Class I 4-wheel counterbalance forklifts and will be adding heavy duty models to most of our product line in coming months. Our telemetry, which includes asset management features, is in the pilot stage for a Fortune 50 company implementation nationwide. The introduction of new products is yet another example of our solid track record of introducing new technologies and reliably satisfying our customers.

“Finally, I am pleased to announce our new CFO, Kevin Royal, and our newly elected board director, Mark Leposky. They both bring depth of experience successfully building high growth businesses. They are both key resources to achieve our strategy of scaling our business with top tier customers.”

Q3’24 Financial Results

Revenue for the fiscal third quarter of 2024 decreased 4% to $14.5 million compared to $15.1 million in the fiscal third quarter of 2023, due to lower capital spending in the market sectors that we serve resulting in shipments of fewer units during the quarter ended March 31, 2024, partially offset by price increases for certain energy storage units.

Gross profit for the fiscal third quarter of 2024 decreased 7% to $4.4 million compared to a gross profit of $4.7 million in the fiscal third quarter of 2023. Gross margin decreased to 30% in the fiscal third quarter of 2024 as compared to 31% in the fiscal third quarter of 2023. Gross profit margin decreased nominally by 100 basis points as a result of higher warranty expense during the current quarter, partially offset by lower average cost of sales per unit achieved during the quarter ended March 31, 2024, as a result of our product cost improvement initiatives.

Adjusted EBITDA loss was $1.4 million in the fiscal third quarter of 2024 as compared to a loss of $0.7 million in the fiscal third quarter of 2023, primarily attributable to the impact of lower revenue.

Selling & Administrative expenses increased to $5.3 million in the fiscal third quarter of 2024, as compared to $4.7 million in fiscal third quarter of 2023, primarily attributable to higher staff related expenses including certain severance expenses and increases in stock-based compensation, recruiting expenses, outbound shipping costs, and professional service fees, partially offset by decreases in sales commissions, D&O insurance expenses, travel expenses, and depreciation expense.

Research & Development expenses increased to $1.3 million in the fiscal third quarter of 2024, compared to $1.2 million in the fiscal third quarter of 2023, primarily due to higher staff related expenses including severance expenses, stock-based compensation, and general research and development costs, partially offset by a decrease in equipment rental fees.

Net loss for the fiscal third quarter of 2024 was $2.6 million, compared to a loss of $1.4 million in the fiscal third quarter of 2023, primarily attributable to decreased gross profit, and increases in operating expenses and interest expense to support our planned growth.

Cash was $1.3 million on March 31, 2024, as compared to $2.4 million at June 30, 2023, reflecting changes in working capital management. Available working capital includes: our line of credit as of May 6, 2024, under our $16.0 million credit facility from Gibraltar Business Capital, or Gibraltar, with a remaining available balance of $3.2 million subject to borrowing base limitations and satisfaction of certain financial covenants; and $2.0 million available under the subordinated line of credit with Cleveland Capital. Credit line with Gibraltar, subject to eligible accounts receivables and inventory borrowing base, provides for expansion up to $20 million. An event of default has occurred under the loan agreement associated with certain EBITDA requirements that were not achieved for the three month period ended April 30, 2024. A waiver of such default was obtained and we are working with Gibraltar to modify the financial covenants in the loan agreement to prevent future defaults. In conjunction with additional time required to address the covenant development, we anticipate filing the related 10-Q on Monday, May 13, 2024. Our  ability to continue as a going concern is dependent upon our ability to meet order projections, ship open sales orders, further improve our margins, reduce operating costs and raise additional capital, if needed, on a timely basis until such time as revenues and related cash flows are sufficient to fund its operations.

Net cash used in operating activities decreased by $0.9 million to $4.3 million in the nine months ended March 31, 2024, compared to $5.2 million in the nine months ended March 31, 2023.

Third Quarter Fiscal Year 2024 Results Conference Call

Flux Power CEO Ron Dutt and CFO Kevin Royal will host the conference call, followed by a question-and-answer session. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, May 9, 2024
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-4018
International dial-in number:	1-201-689-8471
Conference ID:	13745699

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1664610&tp_key=290c3adc41 and via the investor relations section of the Company’s website here.

A replay of the webcast will be available after 7:30 p.m. Eastern Time through August 9, 2024.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13745699

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization, and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Net loss	$(2,640,000)	$(1,445,000)	$(5,566,000)	$(5,265,000)
Add/Subtract:
Interest, net	433,000	258,000	1,285,000	971,000
Depreciation and amortization	264,000	276,000	787,000	647,000
EBITDA	(1,943,000)	(911,000)	(3,494,000)	(3,647,000)
Add/Subtract:
Stock-based compensation	563,000	235,000	1,233,000	539,000
Adjusted EBITDA	$(1,380,000)	$(676,000)	$(2,261,000)	$(3,108,000)

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Accordingly, statements are not guarantees of future results. Some of the important factors that could cause Flux Power’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: risks and uncertainties, related to Flux Power’s business, results and financial condition; plans and expectations with respect to access to capital and outstanding indebtedness; Flux Power’s ability to comply with the terms of the existing credit facilities to obtain the necessary capital from such credit facilities; Flux Power’s ability to raise capital; Flux Power’s ability to continue as a going concern. Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on its suppliers and supply chain; the development and success of new products, projected sales, cancellation of purchase orders, deferral of shipments, Flux Power’s ability to improve its gross margins, or achieve breakeven cash flow or profitability, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and changes in pricing. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Follow us at:

Blog: Flux Power Blog

News Flux Power News

Twitter: @FLUXpwr

LinkedIn: Flux Power

Contacts

Media & Investor Relations:

media@fluxpower.com

info@fluxpower.com

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

FLUX@mzgroup.us

www.mzgroup.us

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2024	June 30, 2023
ASSETS

Current assets:
Cash	$1,250,000	$2,379,000
Accounts receivable	10,404,000	8,649,000
Inventories, net	20,174,000	18,996,000
Other current assets	840,000	918,000
Total current assets	32,668,000	30,942,000
Right of use assets	2,291,000	2,854,000
Property, plant and equipment, net	1,705,000	1,789,000
Other assets	118,000	120,000

Total assets	$36,782,000	$35,705,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$11,050,000	$9,735,000
Accrued expenses	3,645,000	3,181,000
Line of credit	13,645,000	9,912,000
Deferred revenue	343,000	131,000
Customer deposits	18,000	82,000
Finance lease payable, current portion	153,000	143,000
Office lease payable, current portion	712,000	644,000
Accrued interest	136,000	2,000
Total current liabilities	29,702,000	23,830,000
Office lease payable, less current portion	1,511,000	2,055,000
Finance lease payable, less current portion	153,000	273,000

Total liabilities	31,366,000	26,158,000

Stockholders’ equity:

Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 16,599,683 and 16,462,215 shares issued and outstanding at March 31, 2024 and June 30, 2023, respectively	17,000	16,000
Additional paid-in-capital	99,520,000	98,086,000
Accumulated deficit	(94,121,000)	(88,555,000)

Total stockholders’ equity	5,416,000	9,547,000

Total liabilities and stockholders’ equity	$36,782,000	$35,705,000

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Revenues	$14,457,000	$15,087,000	$47,598,000	$50,085,000
Cost of sales	10,067,000	10,368,000	33,229,000	37,310,000

Gross profit	4,390,000	4,719,000	14,369,000	12,775,000

Operating expenses:
Selling and administrative	5,311,000	4,724,000	14,629,000	13,510,000
Research and development	1,286,000	1,182,000	4,021,000	3,567,000
Total operating expenses	6,597,000	5,906,000	18,650,000	17,077,000

Operating loss	(2,207,000)	(1,187,000)	(4,281,000)	(4,302,000)

Other income	-	-	-	8,000
Interest income (expense), net	(433,000)	(258,000)	(1,285,000)	(971,000)

Net loss	$(2,640,000)	$(1,445,000)	$(5,566,000)	$(5,265,000)

Net loss per share - basic and diluted	$(0.16)	$(0.09)	$(0.34)	$(0.33)

Weighted average number of common shares outstanding - basic and diluted	16,538,998	16,048,054	16,510,046	16,021,653

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(5,566,000)	$(5,265,000)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	787,000	647,000
Stock-based compensation	1,233,000	539,000
Fair value of warrants issued as debt issuance cost	92,000	-
Amortization of debt issuance costs	161,000	445,000
Noncash lease expense	448,000	370,000
Allowance for inventory reserve	13,000	214,000
Changes in operating assets and liabilities:
Accounts receivable	(1,755,000)	(1,244,000)
Inventories	(1,191,000)	(4,911,000)
Other assets	(81,000)	11,000
Accounts payable	1,315,000	4,182,000
Accrued expenses	464,000	395,000
Accrued interest	134,000	2,000
Office lease payable	(476,000)	(379,000)
Deferred revenue	212,000	(163,000)
Customer deposits	(64,000)	(40,000)
Net cash used in operating activities	(4,274,000)	(5,197,000)

Cash flows from investing activities
Purchases of equipment	(588,000)	(753,000)
Proceeds from sale of equipment	-	8,000
Net cash used in investing activities	(588,000)	(745,000)

Cash flows from financing activities:
Proceeds from issuance of common stock in public offering, net of offering costs	-	697,000
Proceeds from stock option exercises and employee stock purchase plan exercises	110,000	-
Proceeds from revolving line of credit	52,820,000	48,800,000
Payment of revolving line of credit	(49,087,000)	(43,198,000)
Payment of finance leases	(110,000)	(52,000)
Net cash provided by financing activities	3,733,000	6,247,000

Net change in cash	(1,129,000)	305,000
Cash, beginning of period	2,379,000	485,000

Cash, end of period	$1,250,000	$790,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Initial right of use asset recognition	$-	$855,000
Common stock issued for vested RSUs	$222,000	$114,000
Supplemental cash flow information:
Interest paid	$1,000,000	$524,000